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Exhibit 99.3

[primus LOGO]

FOR IMMEDIATE RELEASE

Contact:
Jordan Darrow, VP, Investor Relations
& Corporate Communications
PRIMUS Telecommunications Group
(212) 703-0116
 jdarrow@primustel.com

PRIMUS TELECOMMUNICATIONS RAISES $42 MILLION IN CONVERTIBLE
PREFERRED STOCK FINANCING

        McLean, Virginia—December 31, 2002—PRIMUS Telecommunications Group, Incorporated ("PRIMUS" or the "Company") (Nasdaq: PRTL), a global facilities-based Total Service Provider offering an integrated portfolio of voice, data, Internet and web hosting services, today announced it has signed an agreement to sell newly-issued shares of its Series C Convertible Preferred Stock (the "Series C Preferred") for an aggregate purchase price of $42 million in a private offering to two private equity funds sponsored by the American International Group, Inc. (collectively, "AIG") and an additional institutional investor that is a limited partner of one of the funds. The new Series C Preferred will be convertible into shares of the Company's Common Stock at a conversion price of $1.876 per share, subject to certain adjustments, which today represents approximately a 25.2% fully-diluted ownership interest in PRIMUS.

        The first phase of the transaction closed today with PRIMUS receiving approximately $33 million from AIG and the additional investor, with AIG obtaining a 19.99% ownership interest in PRIMUS' issued and outstanding capital stock. It is expected that the balance of the transaction will close upon the earlier to occur of either approval by PRIMUS' shareholders for AIG to own in excess of 19.99% of PRIMUS' issued and outstanding capital stock, or subsequent issuances of PRIMUS capital stock to third parties which would bring AIG's ownership of the Series C Preferred (including the remaining Series C Preferred) below the 20% threshold.

        PRIMUS intends to use the proceeds from the financing for general corporate purposes, including working capital, debt reduction and potential acquisitions involving industry consolidation opportunities. As part of this transaction, PRIMUS has the right to issue up to $75 million of additional principal amount of Convertible Preferred Stock on similar terms through June 1, 2004, and, if such issuances are contractually committed within the next 45 days, such additional Convertible Preferred Stock can be issued on the same terms, including pricing, as those offered to AIG, subject only to obtaining requisite shareholder approval. The proceeds from any such additional issuances of Convertible Preferred Stock would be used for similar purposes.

        "The investment announced today marks a significant milestone in PRIMUS' execution of the three-pronged strategy we announced two years ago," stated K. Paul Singh, Chairman and Chief Executive Officer of PRIMUS. "In late 2000, as we surveyed a bleak economic landscape and uncertain future for the telecommunications sector, we resolved to become an industry survivor through implementing a bold strategy to dramatically reduce our debt, aggressively grow our EBITDA (earnings before interest, taxes, depreciation and amortization) and, when substantial progress was made on both those fronts, to access additional capital. Since that time, we have reduced our debt by over 50% and we have grown our EBITDA from slightly positive to a projected level approaching $100 million for 2002. With today's announcement, we can record substantial progress on the third prong of our strategy."

        "The AIG investment, which brings to PRIMUS a sophisticated and resourceful partner, is a tangible validation of the progress we have made and their belief in our future potential. The transaction improves our liquidity, strengthens our balance sheet, provides resources to permit us to resume a growth strategy, and also sets the platform for potential future equity investments in PRIMUS," Mr. Singh commented. "As a consequence, we are now able to address 2003 with enhanced vitality and a refreshed commitment to growth. We believe that, given the turmoil that exists in the telecommunications sector generally, consolidation opportunities are becoming increasingly available at attractive valuations and terms. Clearly, now is the time to accumulate cash resources to enable us to seize opportunities as a potential consolidator to build greater long term value for our shareholders. The new funding and the flexibility to raise additional Convertible Preferred equity position us to target accretive acquisition opportunities."

        The Series C Preferred has an initial conversion price of $1.876 per share, subject from time-to-time to weighted-average antidilution adjustments, provided that such adjustments do not result in an adjusted conversion price of less than $1.754 per share. The Series C Preferred will be subject to mandatory conversion when the Company's Common Stock trades for a defined period above three times the then applicable conversion price. The Series C Preferred will be subject to certain performance adjustments, payable as an adjustment to the conversion price or in cash at the Company's option, which feature will be extinguished upon the Company's attaining any one of certain specified performance targets (including a reduction in total net debt to $405 million or less, an average daily closing price for the Company's Common Stock during any thirty day period that equals or exceeds the then applicable conversion price, or reduction to a level of 3.625 or less in the Company's net debt/EBITDA ratio). Each share of Series C Preferred is entitled to a liquidation preference payment ahead of the Company's Common Stock equal to the then applicable conversion price multiplied by the number of shares of Common Stock into which such share is convertible plus an amount representing a 15% internal rate of return (less dividends and distributions previously made). So long as holders of the Series C Preferred maintain certain minimum ownership percentage interests in PRIMUS, they will be entitled to nominate one member (at greater than 5% levels) and one observer (at greater than 10% levels) to PRIMUS' Board of Directors.

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PRIMUS Telecommunications Group, Incorporated (NASDAQ: PRTL) is a global facilities-based Total Service Provider offering bundled voice, data, Internet, digital subscriber line (DSL), Web hosting, enhanced application, virtual private network (VPN), and other value-added services. PRIMUS owns and operates an extensive global backbone network of owned and leased transmission facilities, including over 300 IP points-of-presence (POPs) throughout the world, ownership interests in over 23 undersea fiber optic cable systems, 19 international gateway and domestic switches, a satellite earth station and a variety of operating relationships that allow it to deliver traffic worldwide. PRIMUS has been expanding its e-commerce and Internet capabilities with the deployment of a global state-of-the-art broadband fiber optic ATM+IP network. Founded in 1994 and based in McLean, VA, PRIMUS serves corporate, small- and medium-sized businesses, residential and data, ISP and telecommunication carrier customers primarily located in the North America, Europe and Asia Pacific regions of the world. News and information are available at PRIMUS's Web site at www.primustel.com.

* * *

Statements in this press release constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such statements are based on current expectations, and are not strictly historical statements. Forward-looking statements include without limitation statements set forth in this document and elsewhere regarding, among other things: the Company's expectations of future liquidity, earnings before interest, taxes, depreciation and amortization ("EBITDA"), sales, net revenue, gross profit, operating profit, net income, cash flow, network development, Internet services development, traffic development, capital expenditures, selling, general and administrative expenses, goodwill impairment charges, service introductions and cash requirements; the Company's financing and/or debt repurchase, restructuring or exchange plans or initiatives; liquidity and debt service forecasts; management's plans, goals, expectations, guidance, objectives, strategy, and timing for future operations, product plans and performance, predictions or expectations of future growth, results or cash flow; and management's assessment of market factors and future financial performance. Factors and risks, including certain of those described in greater detail in the captions below, that could cause actual results or circumstances to differ materially from those set forth or contemplated in forward-looking statements include: changes in business conditions, prevailing trade credit terms or revenues arising from, among other reasons, further telecommunications carrier bankruptcies or adverse bankruptcy related developments affecting the Company's large carrier customers; the failure of certain vendors to make adequate concessions concerning the deferral of principal payments and the reduction of interest rates; the possible inability to raise capital when needed, or at all; the inability to reduce, exchange or restructure debt significantly, or in amounts sufficient to conduct regular ongoing operations; changes in the telecommunications or Internet industry or the general economy or capital markets; adverse tax rulings from applicable taxing authorities; DSL, Internet and telecommunication competition; changes in financial, capital market and economic conditions; changes in service offerings or business strategies; inability to lease space for data centers at commercially reasonable rates; difficulty in migrating customers or integrating other assets; difficulty in provisioning VoIP services; changes in the regulatory schemes and regulatory enforcement in the markets in which the Company operates; restrictions on the Company's ability to follow certain strategies or complete certain transactions as a result of its capital structure or debt covenants; the inability to reduce debt significantly; risks associated with the Company's limited DSL, Internet and Web hosting experience and expertise; entry into developing markets; the possible inability to hire and/or retain qualified sales, technical and other personnel, particularly as we continue to attempt to grow our data-centric services, and manage growth; and risks associated with international operations (including foreign currency translation risks); dependence on effective information systems; dependence on third parties to enable us to expand and manage our global network and operations; and dependence on the implementation and performance of the Company's global ATM+IP communications network; and the inability to obtain requisite shareholder approval to consummate proposed transactions. As such, actual results or circumstances may vary materially from such forward-looking statements or expectations. Readers are also cautioned not to place undue reliance on these forward-looking statements which speak only as of the date these statements were made. Primus is not necessarily obligated to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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PRIMUS TELECOMMUNICATIONS RAISES $42 MILLION IN CONVERTIBLE PREFERRED STOCK FINANCING